Summary of Bank Loan Agreement

Hua Nan Commercial Bank of Taiwan

Borrower Name: Color Stars, Inc. Borrower Account No.: 1870138500891 Borrower Company Unity No.: 80179506

Loan Amount: Three Million New Taiwan Dollars (NTD3,000,000.00) Loan Term: From July 29, 2013 to January 29, 2014 Interest Rate: 3.146% per annum, fixed.

Chop/Signature: Wei-Rur Chen, President and CEO Color Stars, Inc.